Exhibit 99

Family Dollar Second Quarter Comparable Store Sales Increase 5.1%

Company Increases Guidance for Second Quarter EPS

MATTHEWS, N.C.--(BUSINESS WIRE)--March 14, 2011--Family Dollar Stores, Inc. (NYSE: FDO) reported that net sales for the second quarter ended February 26, 2011, increased 8.3% to $2.26 billion from $2.09 billion in the second quarter ended February 27, 2010. Comparable store sales for the quarter increased 5.1%. Although January sales were negatively impacted by winter storms, February sales benefited from early spring-like weather. Sales during the quarter were strongest in the Consumable and Seasonal categories. The Company had 6,888 stores as of February 26, 2011, including 61 new stores opened in the second quarter.

“Family Dollar continues to execute well against our strategic plan to accelerate revenue growth, expand operating margins and optimize our capital structure,” said Howard Levine, Chairman and CEO. “Our investments to improve the shopping experience for our customers while enhancing our operational capabilities continue to deliver strong returns.”

Year-to-date through the second quarter of fiscal 2011, the Company has:

  delivered a 6.0% increase in comparable store sales;
  opened 146 new stores compared with 86 new store openings in the first half of fiscal 2010;
  renovated 313 stores and is on target to reach its stated goal of 800 store renovations in fiscal 2011;
  completed an initial public debt offering of $300 million in 10-year notes;
  repurchased 8.9 million shares at a total cost of approximately $408 million; and
  increased the quarterly cash dividend by 16.1%.

Outlook

The Company now expects that earnings per diluted share for the second quarter of fiscal 2011 will be in the range of $0.97 to $0.98 per diluted share, compared with $0.81 per diluted share for the second quarter of fiscal 2010. The Company expects to report second quarter financial results on March 30, 2011, before the market opens.

Cautionary Statements

Certain statements contained in this press release are “forward-looking statements” that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address certain plans, activities or events which the Company expects will or may occur in the future and relate to, among other things, the state of the economy, the Company’s investment and financing plans, net sales, comparable stores sales, cost of sales, SG&A expenses, earnings per diluted share, dividends, and share repurchases. Various risks, uncertainties and other factors could cause actual results to differ materially from those expressed in any forward-looking statement. Consequently, all of the forward-looking statements made by the Company in this and in other documents or statements are qualified by factors, risks and uncertainties, including, but not limited to, those set forth under the headings titled “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission up to the date of this release.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not undertake to update or revise these forward-looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized, except as may be required by law.

Second Quarter Earnings Conference Call Information

The Company plans to report second quarter financial results on March 30, 2011, before the market opens. The Company intends to host a conference call with investors on March 30, 2011, at 10:00 A.M. ET to discuss the results. If you wish to participate, please call (800) 779-6561 for domestic US calls and (517) 308-9046 for international calls at least 10 minutes before the call is scheduled to begin. The passcode for the conference call is FAMILY DOLLAR.

There will also be a live webcast of the conference call that can be accessed at the following link:

http://www.familydollar.com/investors.aspx?p=irhome.

A replay of the webcast will be available at the same address noted above after 2:00 P.M. ET, March 30, 2011.

About Family Dollar

Beginning with one store in 1959 in Charlotte, North Carolina, the Company currently operates more than 6,800 stores in 44 states. Family Dollar Stores, Inc., a Fortune 500 company, is based in Matthews, North Carolina, just outside of Charlotte and is a publicly held company with common stock traded on the New York Stock Exchange under the symbol FDO. For more information, please visit www.familydollar.com.

CONTACT:
Family Dollar Stores, Inc.
INVESTOR CONTACT:
Kiley F. Rawlins, CFA, 704-849-7496
krawlins@familydollar.com
or
MEDIA CONTACT:
Josh Braverman, 704-814-3447
jbraverman@familydollar.com